Exhibit 10.37

SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT, dated as of December 11, 2018 (this “Agreement”), is between Enhanzed Reinsurance Ltd., a Bermuda Class E insurer and a to-be licensed Class 4 insurer (the “Company”), and Cavello Bay Reinsurance Limited, a company formed under the laws of Bermuda (the “Investor”).
WHEREAS, the Investor wishes to subscribe for and purchase Shares (as defined below) on the terms set forth herein; and
WHEREAS, the Company wishes to issue Shares to the Investor on the terms set forth herein; and
WHEREAS, the Company and the Investor wish to enter into this Agreement to set forth the terms and conditions for such subscription, purchase, sale and issuance.
THEREFORE, in consideration of the premises and mutual agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
Article I.

AUTHORIZATION; SUBSCRIPTION FOR SHARES

Section 1.1    Certain Definitions. When used herein, the following terms shall have the following meanings:
“Agreement” has the meaning assigned to it in the introductory paragraph.
“Allianz” means Allianz SE, a German company.
“BMA” means the Bermuda Monetary Authority.
“BMA Approvals” has the meaning assigned to it in Section 2.1(iii).
“Business Day” means any day other than a Saturday, Sunday or a day on which banks are generally authorized or obligated by law or regulation to close or remain closed in Bermuda.
“Bye-laws” means the Amended and Restated Bye-laws of the Company, as may be amended from time to time in accordance with the terms thereof.
“Closing” has the meaning assigned to it in Section 2.1(ii).
“Closings” has the meaning assigned to it in Article II.
“Closing Date” has the meaning assigned to it in Section 2.1(ii)
“Company” has the meaning assigned to it in the introductory paragraph.
“Company Organizational Documents” means the Memorandum of Association and the Bye-laws.
“Covered Individual” has the meaning assigned to it in Section 3.7(ii).
“First Closing” has the meaning assigned to it in Section 2.1(i).
“First Closing Date” has the meaning assigned to it in Section 2.1(i).

“First Closing Purchase Price” has the meaning assigned to it in Section 2.1(i).
“First Closing Shares” has the meaning assigned to it in Section 2.1(i).
“Investor” has the meaning assigned to it in the introductory paragraph.
“Memorandum of Association” means the Memorandum of Association of the Company, as the same may be amended from time to time in accordance with the terms thereof.
“OFAC” has the meaning assigned to it in Section 3.10.
“Offering” means the offering in the form of a private placement of up to 4,130,650 Shares.
“Ownership Percentage” has the meaning assigned to it in the Shareholders Agreement.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Share Price” has the meaning assigned to it in Section 2.1(i).
“Shares” means the authorized share capital of the Company consisting of shares, par value USD $1.00 per share.
“Shareholders Agreement” means the Shareholders Agreement by and among the Company and the shareholders of the Company party thereto, as the same may be amended or supplemented from time to time in accordance with the terms thereof.
“Subsequent Closing” has the meaning assigned to it in Section 2.1(ii).
“Subsequent Closing Date” has the meaning assigned to it in Section 2.1(ii).
“Subsequent Closing Purchase Price” has the meaning assigned to it in Section 2.1(ii).
“Subsequent Closing Shares” has the meaning assigned to it in Section 2.1(ii).
Section 1.2    Subscription for Shares Pursuant to this Agreement. Subject to the terms and conditions of this Agreement, the Investor hereby irrevocably subscribes for and agrees to purchase the total number of Shares set forth below the Investor’s name on the signature page hereto for the purchase price per Share specified in Article II, in accordance with the provisions of this Agreement; provided, that if, after the date of this Agreement, the Shares held by the Investor convert to a different class of shares than the class of shares set forth below the Investor’s name on the signature page hereto, then the Investor’s subscription after the date of such conversion shall be for the class of shares held by the Investor after such conversion.
Article II.

CLOSINGS

The closings of the purchases and sales of the Shares contemplated by this Agreement (the “Closings”) shall take place as set forth below.
Section 2.1    Closing Dates.
(i)    On the basis of the representations and warranties hereinafter set forth, the Company will sell to the Investor, and the Investor will purchase from the Company, at the closing (the “First Closing”) on the date hereof (the “First Closing Date”), 485,973 Shares at the purchase price of U.S. $107.29 per share (the “Share Price”) (such Shares, the “First Closing Shares” and the aggregate purchase price paid by the Investor for such First Closing Shares, the “First Closing Purchase Price”).
(ii)    On the basis of the representations and warranties hereinafter set forth and subject to applicable law, the Company will sell to the Investor, and the Investor will purchase from the Company, at one or more closings following the First Closing (each, a “Subsequent Closing” and each, together with the First Closing, a “Closing”) on dates specified by the Board of Directors of the Company on at least fifteen (15) Business Days’ prior written notice to the Investor (each, a “Subsequent Closing Date” and each, together with the First Closing Date, a “Closing Date”), its pro rata portion, based on its Ownership Percentage, of the additional Shares to be issued by the Company to all investors at such Subsequent Closing, at the Share Price (the Shares issued to the Investor at Subsequent Closings are collectively referred to as the “Subsequent Closing Shares” and the aggregate purchase price paid by the Investor for such Subsequent Closing Shares at any Subsequent Closing is referred to as the “Subsequent Closing Purchase Price”); provided, that in no event will the Investor be required to purchase such number of Shares as shall cause its aggregate equity capital contribution to the Company to exceed the amount set forth as its “Equity Commitment Amount” below the Investor’s name on the signature page hereto. Subsequent Closings will be held as approved by the Board of Directors of the Company. Unless otherwise agreed by each of the holders of Shares of the Company, (a) no Closing may occur after the earlier of (1) the 5-year anniversary of the First Closing Date and (2) the occurrence of a Subordinated Notes Commitment Termination Event (as defined in the Shareholders Agreement), and the Investor shall have no obligation to fund any undrawn portion of its Investor’s Equity Commitment Amount thereafter; and (b) the aggregate capital contribution by the Investor in connection with the Subsequent Closings occurring after the 36-month anniversary of the First Closing Date but on or prior to the 5-year anniversary of the First Closing Date shall not exceed 25% of the Investor’s Equity Commitment Amount.
(iii)    Notwithstanding the provisions of Sections 2.1(i) and 2.1(ii) above, no Closing shall take place until the Company has obtained the relevant approvals from the BMA pursuant to the Exchange Control Act 1972 (and the regulations made thereunder) and the Insurance Act 1978 (and the regulations made thereunder) (the “BMA Approvals”), all documentation necessary to verify the Investor’s identity and source of funds in compliance with applicable anti-money laundering laws and regulations and any other consents or approvals of governmental authorities that may be required by applicable law.
(iv)    Each Closing will take place at the offices of Conyers Dill & Pearman, at 10:00 a.m., Atlantic Standard Time, on the corresponding Closing Date, or at such other location specified by the Company and acceptable to the Investor.
Section 2.2    Payment and Delivery.
(i)    At the First Closing, subject to the terms and conditions of this Agreement and on the basis of the representations and warranties hereinafter set forth, (a) the Investor will deliver to the Company full payment of the First Closing Purchase Price for the Investor’s First Closing Shares by wire transfer of immediately available funds and (b) the Company will enter the Investor’s name and the number of First Closing Shares so issued in the register of members.
(ii)    At each Subsequent Closing, subject to the terms and conditions of this Agreement and on the basis of the representations and warranties hereinafter set forth, (a) the Investor will deliver to the Company full payment of the Subsequent Closing Purchase Price for those Subsequent Closing Shares to be issued to the Investor at such Subsequent Closing by wire transfer of immediately available funds and (b) the Company will enter the number of Subsequent Closing Shares issued to the Investor at such Subsequent Closing in the register of members.
Article III.

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company, as of the date of this Agreement and as of each Closing Date, as follows:
Section 3.1    Organization and Standing. The Investor is an entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
Section 3.2    Authorization. This Agreement has been duly authorized, executed and delivered by the Investor and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
Section 3.3    No Conflict with Other Instruments; No Approvals Required Except as Have Been Obtained. The execution and delivery of this Agreement and the compliance by the Investor with the terms and conditions hereof will not violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing under, any provision of law, statute, ordinance or regulation applicable to the Investor other than the relevant BMA Approvals, and will not conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Investor under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of the Investor pursuant to the articles of incorporation or by-laws of the Investor (if the Investor is a corporation) or equivalent organizational documents, if applicable (if the Investor is not a corporation), or any order, judgment, decree, law, statute, ordinance or regulation applicable to the Investor or any material contract, instrument, agreement or restriction to which the Investor is a party or by which the Investor or any of its assets or properties is bound, in each case as would prevent the Investor from entering into this Agreement or from consummating the transactions contemplated hereby in accordance with the terms hereof. Neither the Investor nor any of its assets or properties is subject to any charter, by-law, contract or other instrument or agreement, order, judgment, decree, law, statute, ordinance or regulation or any other restriction of any kind or character that would prevent the Investor from entering into this Agreement or from consummating the transactions contemplated hereby in accordance with the terms hereof.
Section 3.4    Investor Awareness. The Investor acknowledges, agrees to and is aware of all of the following:
(i)    An investment in the Shares involves a high degree of risk, and the Investor may lose the entire amount of its investment.
(ii)    The Investor’s agreement to subscribe for the Shares is and shall be irrevocable.
(iii)    No Bermuda or United States federal or state or any other regulatory agency has passed upon the accuracy, validity or completeness of this Agreement or the Bye-laws, or made any finding or determination as to the fairness of an investment in the Shares.
(iv)    The Bye-laws, this Agreement and the Shareholders Agreement contain substantial restrictions on the transferability of the Shares to be issued hereunder and provide that, in the event that the conditions relating to the transfer of any such Shares in such documents have not been satisfied, the Investor shall not transfer any such Shares. If a purported transfer is prohibited under the terms of such documents, the Company will not transfer any such Shares on its register of members or issue any certificates representing any such Shares and such purported transfer will be void. There is no existing public or other market for the Shares, and it is not expected that any such market will develop in the near term. There can be no assurance that the Investor will be able to sell or dispose of the Shares to be issued hereunder.
(v)    The Shares to be issued hereunder have not been registered under the Securities Act or under the securities laws of any other country or jurisdiction and the Company is under no obligation to, and currently does not intend to, register or qualify such Shares for resale by the Investor or assist the Investor in complying with any exemption under the Securities Act or the securities laws of any such jurisdiction or any other jurisdiction. The Company shall indemnify its directors, officers and certain other persons as provided for in its Bye-laws.
(vi)    Generally, as provided in the Bye-laws, the Investor shall hold the Shares to be issued hereunder subject to, and shall have the voting rights with respect to such Shares as specified in, the Bye-laws from time to time in effect.
Section 3.5    No View Towards Distribution. The Investor represents that the Investor is purchasing the Shares to be issued hereunder without a view to distribution thereof within the meaning of the Securities Act and agrees not to reoffer or resell such Shares except pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement thereunder and in any case in compliance with all applicable Bermuda laws and regulations and all applicable U.S. state securities or blue sky laws.
Section 3.6    Receipt of Information; Access to Information. The Investor represents that it:
(i)    has been furnished with copies of the Company Organizational Documents and the Shareholders Agreement, and the Investor has carefully reviewed such documents and understands and has evaluated the types of risks involved with a purchase of the Shares;
(ii)    has had a full opportunity to ask questions of, and receive answers from, the Company or any person acting on behalf of the Company concerning the terms and conditions of the Offering and to ask questions of, and receive answers from, the Company or any person acting on behalf of the Company concerning other matters pertaining to an investment in the Shares, has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of a purchase of Shares to the extent the Company or any person acting on behalf of the Company possesses such information, and has received all documents and information that it has requested relating to an investment in the Shares;
(iii)    has not relied upon any statements, representations or warranties (whether oral or written) from the Company, any other investor in the Company, or their respective directors, officers or affiliates, or from any other persons other than those contained in the Company Organizational Documents, the Shareholders Agreement, and Article IV of this Agreement;
(iv)    has carefully considered and has, to the extent the Investor believes such discussion necessary, discussed with the Investor’s professional legal, financial, accounting and tax advisers, the suitability of an investment in the Shares for the Investor’s particular situation, and has determined that the Shares to be issued hereunder are a suitable investment for the Investor;
(v)    confirms that at no time was it presented with or solicited through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising in connection and concurrently with such communicated offer; and
(vi)    acknowledges and agrees that it has relied solely upon its independent investigation, that is not relying on the Company or for advice with respect to a potential investment in the Shares, including, without limitation, tax advice, legal advice or investment advice, and that, except as set forth in Article IV, the Company makes no representation or warranty regarding any materials furnished to Investor in connection with its evaluation of its potential investment.
Section 3.7    Independent Decision; Waiver of Claims Against Directors and Officers, and their Affiliates.
(i)    The Investor acknowledges and agrees that it is a sophisticated investor and is aware of the matters described in Section 3.4 and has received and evaluated the information described in Section 3.6 and is making an independent decision to invest in the Shares to be issued hereunder based, among other things, upon the Investor’s independent knowledge and/or investigation of the risks of engaging in the business that the Company proposes to conduct.
(ii)    Other than as provided in this Section 3.7, the Investor further acknowledges and agrees that each and every past, present and future director (whether provisional or otherwise) or officer of (A) the Company, (B) Allianz or (C) affiliates of Allianz (each, a “Covered Individual”) shall not be liable in any way to the Investor for any losses suffered by the Investor in connection with its investment in the Shares to be issued hereunder or arising out of any actions or omissions of any such Covered Individual on or prior to the First Closing, including, but not limited to, negligent actions or omissions, actions or omissions in connection with the preparation of any written materials and the sale of the such Shares and the Investor’s purchase of such Shares, including, but not limited to, loss of the Investor’s entire investment, other than losses in connection with the fraud or dishonesty of any such Covered Individual. The Investor hereby releases and discharges each and every Covered Individual from any and all claims and waives any and all rights it may have had or has against any such Covered Individual by virtue of actions or omissions (including, but not limited to those resulting from negligence) of such Covered Individual on or prior to the First Closing, other than rights, claims or causes of action based on fraud or dishonesty of any such Covered Individual. For purposes of this Section 3.7, “affiliate” means, with respect to any person, a person that directly or indirectly controls, is controlled by or is under common control with such person. For the avoidance of doubt, the foregoing shall not in any way affect the Investor’s right to indemnification from Allianz pursuant to Section 9.6 of the Shareholders Agreement.
(iii)    To the extent this Section 3.7 might otherwise be construed to provide for waiver or release not permitted by applicable law, it shall be construed to provide for such waiver or release to the extent but only to the extent permitted by such law.
Section 3.8    Brokers or Finders. The Investor has not incurred, nor will it incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.
Section 3.9    No Voting Arrangements. Except as provided in the Bye-laws and the Shareholders Agreement, the Investor has not entered into an agreement of any kind whatsoever regarding the voting of the Shares to be purchased by it pursuant to this Agreement, including, without limitation, the voting for the election of the Board of Directors of the Company.
Section 3.10    OFAC. Neither the Investor, nor any of its consolidated affiliates (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, or (ii) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. To the knowledge of the Investor, none of the monies used to fund the investment in the Shares to be issued hereunder are derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (a) under a U.S. embargo enforced by OFAC, (b) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (c) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.”
Section 3.11    Money Laundering or Other Illegal Activities. Pursuant to compliance with applicable anti-money laundering laws and regulations, the Company may be required to collect documentation verifying the Investor’s identity and the source of funds used to acquire the Shares to be issued hereunder before, and from time to time after, acceptance by the Company of this Agreement. The Investor does not know or have any reason to suspect that (a) the monies used to fund the Investor’s investment in such Shares have been or will be derived from or related to any illegal activities, including, but not limited to, money laundering activities, and (b) the proceeds from the Investor’s investment in such Shares will be used to finance any illegal activities.
Article IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Investor, as of the date of this Agreement and as of each Closing Date, as follows:
Section 4.1    Organization and Standing. The Company is a Bermuda Class E insurer and a to-be licensed Class 4 insurer with limited liability, duly incorporated, validly existing and in good standing under the laws of Bermuda.
Section 4.2    Authorization. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
Section 4.3    No Conflict with Other Instruments; No Approvals Required Except as Have Been Obtained. Other than with respect to the BMA Approvals, the execution and delivery of this Agreement and the compliance by the Company with the terms and conditions hereof will not violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing under, any provision of law, statute, ordinance or regulation applicable to the Company, and will not conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Company under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of the Company pursuant to the Memorandum of Association or the Bye-laws of the Company, or any order, judgment, decree, law, statute, ordinance or regulation applicable to the Company or any material contract, instrument, agreement or restriction to which the Company is a party or by which the Company or any of its assets or properties is bound, in each case as would prevent the Company from entering into this Agreement or from consummating the transactions contemplated hereby in accordance with the terms hereof. Other than with respect to the requirement to obtain the BMA Approvals, neither the Company nor any of its assets or properties is subject to any charter, bye-law, contract or other instrument or agreement, order, judgment, decree, law, statute, ordinance or regulation or any other restriction of any kind or character that would prohibit the Company from entering into this Agreement or from consummating the transactions contemplated hereby in accordance with the terms hereof.
Section 4.4    Issuance of the Interests. The Shares to be issued hereunder will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all liens, preemptive rights, rights of first refusal, subscription and similar rights (other than those arising under the Shareholders Agreement).
Section 4.5    Capitalization. Except for 250,000 Shares held by Allianz, there are, on the date hereof, no other shares of the Company or other securities convertible or exchangeable for or exercisable into such shares issued and outstanding. Immediately following and after giving effect to the First Closing, there will be issued and outstanding no shares of the Company or other securities convertible or exchangeable for or exercisable into such shares other than the shares held by Allianz on the date hereof and the Shares issued to the Investor and other investors (who have entered into subscription agreements in substantially the form hereof) at such First Closing, in the amounts set forth in Schedule 1 to the Shareholders’ Agreement. As of the date hereof and except as set forth in the Shareholders Agreement, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such shares or other securities. As of the date hereof and except for the Shareholders Agreement and the Company Organizational Documents, there are no voting agreements, shareholder agreements, voting trusts, proxies or similar agreements, arrangements or commitments to which the Company is a party with respect to the voting of any shares or other equity interest of the Company.
Article V.

COVENANTS OF THE PARTIES

Section 5.1    Indemnification. The Investor hereby agrees to indemnify and hold harmless the Company and its affiliates from and against any and all loss, expense, damages or liability (other than any consequential, punitive or exemplary loss, damages or liability unless actually awarded to a third-party) due to or arising out of a breach of any representation or warranty of the Investor contained in this Agreement. The Company hereby agrees to indemnify and hold harmless the Investor and its affiliates from and against any and all loss, expense, damages or liability (other than any consequential, punitive or exemplary loss, damages or liability unless actually awarded to a third-party) due to or arising out of a breach of any representation or warranty of the Company contained in this Agreement.
Article VI.

MISCELLANEOUS

Section 6.1    Survival of Representations, Warranties and Agreements. The representations and warranties of the parties contained in this Agreement and in any document delivered or to be delivered pursuant to this Agreement and in connection with the Closings hereunder shall survive the Closings. The parties have made no representations or warranties other than those that are expressly set forth in this Agreement and in the Shareholders Agreement.
Section 6.2    Termination of Agreement. The Company and the Investor may terminate this Agreement and the transactions contemplated herein by mutual written agreement. The provisions of this Agreement relating to the Subsequent Closings shall immediately terminate and have no further force or effect upon the resolution of the Board of Directors that additional funding of the Company contemplated by the

Subsequent Closings is not desired, it being understood and agreed that if the parties hereto terminate the provisions of this Agreement relating to the Subsequent Closings, the provisions of this Agreement relating to the First Closing or any Subsequent Closing that occurred prior to the date of such termination shall continue to have full force and effect pursuant to the terms hereof. Except as expressly provided in this Agreement, each party to this Agreement shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated by this Agreement and neither party will be reimbursed or indemnified by any other party for any fees or expenses incurred in connection with the transactions contemplated by this Agreement.
Section 6.3    Entire Agreement. This Agreement (including any schedules, exhibits and annexes hereto) and the Shareholders Agreement constitute the full and entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.
Section 6.4    Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
Section 6.5    Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 6.6    Assignability. This Agreement shall not be assignable by any party without the prior written consent of the other party.
Section 6.7    Amendment; Waiver.
(a)    No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.
(b)    No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the parties hereto.
Section 6.8    Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.
Section 6.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
Section 6.10    Applicable Law. This Agreement, the rights and obligations of the parties under this Agreement, and any claim or controversy directly or indirectly based upon or arising out of this Agreement (whether based on contract, tort or any other theory), including its negotiation, execution, construction, validity, interpretation, performance and enforcement, shall be governed by, and construed in accordance with, the laws of Bermuda, without reference to any principles of conflicts of laws thereof.
Section 6.11    Jurisdiction and Service of Process. Each party to this Agreement, by its execution hereof, hereby (a) irrevocably submits to the exclusive jurisdiction of the courts of Bermuda for the purpose of any claim, litigation or proceeding between and among the parties hereto arising in whole or in part under or in connection with this Agreement, (b) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such litigation or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such litigation or proceeding brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) agrees not to commence any such claim, litigation or proceeding other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence any litigation or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order, judgment or writ issued by one of the above-named courts. Any final and non-appealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside the United States or Bermuda. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Each party agrees that for any litigation or proceeding between or among the parties hereto arising in whole or in part under or in connection with this Agreement, such party will bring litigation or a proceeding only in Bermuda. Each party hereto further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction. Each party hereto hereby (i) agrees that service of process made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.13 hereof, will constitute good and valid service of process in any such litigation or proceeding and (ii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such claim, litigation or proceeding any claim that service of process made in accordance with clause (i) above does not constitute good and valid service of process.
Section 6.12    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 6.13    Expenses. Except as otherwise set forth herein, each of the Company and the Investor shall be responsible for and shall bear all of its own costs and expenses (including any legal or professional advisor’s fees) incurred at any time in connection with evaluating, negotiating, preparing documents or consummating the transactions contemplated by this Agreement.
Section 6.14    Notices.
All notices, requests, demands and other communications to any party made under or by reason of the provisions of this Agreement shall be in writing and shall be delivered in person or sent by certified or registered mail, return receipt requested, facsimile transmission, electronic mail or internationally recognized courier, if to the Company to:
Enhanzed Reinsurance Ltd.
5 Reid Street
3rd Floor North Office
Hamilton, Bermuda HM11
Attention: Chief Executive Officer
Email: seamus.macloughlin@enhanzedre.com

with a copy to:
Conyers Dill & Pearman
Clarendon House, 2 Church Street
Hamilton, Bermuda HM11
Attention: Charles Collis
Email: charles.collis@conyersdill.com

and if to the Investor, at such Investor’s address, facsimile number or electronic mail address as set forth in the Register of Members maintained by the Company.
All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if deposited in the United States mail, first-class postage prepaid, on the fifth Business Day following the date of such deposit or (d) if delivered by telecopy or electronic mail, upon confirmation of successful transmission other than an automatically generated reply message, (i) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time, of the recipient party, on the date of such transmission, and (ii) on the next day following the date of transmission, if such transmission is completed after 5:00 p.m., local time, of the recipient party, on the date of such transmission. All notices, demands and other communications hereunder shall be delivered as set forth herein, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
ENHANZED REINSURANCE LTD.

By: /s/ Seamus MacLoughlin
Name: Seamus MacLoughlin

Title:	Chief Executive Officer

INVESTOR:
Cavello Bay Reinsurance Limited
By: /s/ Guy Bowker
Name: Guy Bowker

Title:	Director

Total Number of Shares
Subscribed For Pursuant to This Agreement: 2,076,428

Equity Commitment Amount: $222,779,960.12